UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2025

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(Address of principal executive offices) (zip code)

(817) 850-9200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On August 1, 2025, HighPeak Energy, Inc. (the “Company”), as borrower, Fifth Third Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto entered into that certain Second Amendment to Credit Agreement (the “Second Credit Agreement Amendment”), which upon effectiveness, amended that certain Credit Agreement, dated as of November 1, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified by the Second Credit Agreement Amendment, the “Credit Agreement”), by and among the Company, Fifth Third Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto to, which, among other things, extended the maturity date to September 30, 2028.

The foregoing description of the Second Credit Agreement Amendment is qualified in its entirety by reference to the Second Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

First Amendment to Term Loan Credit Agreement

On August 1, 2025, the Company, as borrower, the guarantors party thereto, Texas Capital Bank (“TCB”), as administrative agent, Chambers Energy Management, LP (“Chambers”), as collateral agent, and the lenders from time to time party thereto, entered into that certain Master Assignment and First Amendment to Credit Agreement (“First Term Loan Amendment”), which upon effectiveness amended that certain credit agreement, dated as of September 12, 2023, by and among the Company, the guarantors party thereto, TCB, as administrative agent, Chambers, as collateral agent, and the lenders from time to time party thereto, which, among other things, (i) extended the maturity to September 30, 2028, (ii) upsized borrowings to $1.2 billion, providing additional liquidity and (iii) deferred the quarterly amortization payments of $30.0 million for one year such that they begin again in September 2026.

The foregoing description of the First Term Loan Amendment is qualified in its entirety by reference to the First Term Loan Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full texts of the Second Credit Agreement Amendment and the First Term Loan Amendment, each of which are filed as exhibits to this Current Report on Form 8-K.

Item 7.01      Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the closing of the Second Credit Agreement Amendment and the First Term Loan Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1
Second Amendment to Revolving Credit Agreement, dated August 1, 2025, by and among HighPeak Energy, Inc., as borrower, Fifth Third Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto.

10.2
Master Assignment and First Amendment to Credit Agreement, dated August 1, 2025, by and among HighPeak Energy, Inc., as borrower, the guarantors party thereto, Texas Capital Bank, as administrative agent, Chambers Energy Management, LP, as collateral agent, and the lenders party thereto.

99.1	Press Release dated August 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.
Date: August 4, 2025
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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